Exhibit 99.1

Contact:
Crescendo Communications, LLC
David Waldman or Klea Theoharis
Tel: (212) 671-1020
Email: newn@crescendo-ir.com

New Energy Systems Group Announces Planned Launch
of MeePower™ Brand in the U.S.

Major Leap Forward in Battery Backup Technology for Portable Electronic Devices

New York and Shenzhen – August 26, 2010 – New Energy Systems Group (NYSE Amex: NEWN) (“New Energy”), a vertically integrated original design manufacturer and distributor of lithium-ion batteries and backup power systems, today announced its plans to launch MeePower™, a new brand of advanced battery backup systems and related accessories for smartphones, laptop computers, digital cameras, DVD players, and other portable electronic devices. Products are anticipated to be made available to distributors in the U.S. beginning in the fall of 2010.

Mr. Weihe Yu, Chairman, stated, “We are excited to launch this new line of battery backup systems and accessories within the U.S. market. We will initially launch a series of four battery chargers that can be used with some of the best known portable electronics brands in the world. MeePower’s external power sources for portable electronic devices generate 4 – 7 times more power than the original OEM battery’s capacity and have important advantages over existing products in the marketplace. Specifically, our advanced devices recharge the OEM battery more quickly, store a charge for longer periods, and take less time to recharge themselves than competing devices.  These attributes offer differentiation and greater convenience for busy business travelers, students and others in need of prolonged access to their mobile devices while away from stationary power sources in the home or office.”

“We have amassed an enviable portfolio of over 50 patents and we plan to leverage our experience in manufacturing and distribution to roll out a steady stream of new product innovations in the U.S. with other countries to follow.  Building a new brand in a new market takes time, but we are confident that the MeePower™ name will ultimately become one of the premier brands that is highly sought after by savvy consumers in the U.S. and around the world.”

Mr. Nian Chen, Chief Executive Officer, commented, “We plan to initially sell our backup power systems and accessories through major distributors in the U.S. and we are working towards finalizing these relationships later this year. Our entry into the U.S. market is a key factor within our overall strategy to expand internationally. We look forward to communicating our progress on this front in the coming months.”

About New Energy Systems Group

New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium-ion batteries and backup power systems for mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The company’s end-user consumer products are sold under the Anytone brand in China, and New Energy has recently begun expanding its international sales efforts. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy’s end-user consumer products as well as its high-powered, lightweight lithium-ion batteries. In addition to historically strong organic growth, New Energy anticipates that it will benefit from economies of scale, broader distribution, and greater production capacity beginning in 2010. Additional information about the company is available at:

 www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The company does not assume a duty to update these forward-looking statements.

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